EXHIBIT 99.1

To Form 8-K dated April 25, 2013

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

SEACOAST REPORTS $2.0 MILLION IN NET INCOME FOR THE QUARTER

Expense reductions on target

•	Core expenses down $920,000 compared to year ago
•	Total expenses down $2.8 million or 12.7% compared to year ago
•	Targeting at least $7.4 million in reduced expenses for 2013

Revenue and growth initiatives produce results

•	Noninterest income (excluding securities gains) up 20.1%
•	Average demand deposit balances up 22.1%
•	Loan production strong at $119 million during the quarter

Credit quality improvements continue

•	Nonperforming loans fall to 2.88% of loans
•	Other real estate owned declined by 30.1%
•	Allowance coverage for nonperforming loans increased to 61.2%

STUART, FL., April 25, 2013 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), today reported first quarter 2013 net income of $2,044,000 compared to $938,000 for the same quarter last year. Net income available to common shareholders for the first quarter 2013 totaled $1,107,000 or $0.01 per diluted common share, compared with $1,000 or $0.00 per diluted common share for 2012.

“We made substantial progress this quarter as our previously announced expense reductions were implemented and our revenue initiatives continued to build momentum. We see further opportunities for growth in commercial lending in particular, as we continue to add key personnel in our Central and South Florida markets,” said Dennis S. Hudson III, Chairman and Chief Executive Officer. “Over the past year we have invested significant resources to support and more rapidly deploy commercial lending personnel in our markets. In addition we have continued to invest in our consumer and residential lending platforms and better integrate the sale of credit products into our retail banking franchise as the local economic environment has improved.

We remain focused on expanding our customer franchise and expect strong loan production, core deposit growth and fees generated to continue as we execute our growth initiatives. Although the interest rate environment remains a challenge to better revenue growth, exceptional execution of our growth initiatives by our associates and continued focus on improving our cost structure is the key to improved results in the months ahead.

Growth Initiatives Build Core Earnings

•	Total revenues, excluding securities gains and loss on sale of commercial loan, for the quarter ended March 31, 2013 were $21.9 million, compared to $21.8 million for the fourth quarter 2012 and up $352,000 compared to first quarter 2012;
•	Average noninterest bearing deposits totaled $433.8 million in the first quarter 2013, up $17.3 million or 4.2 percent compared to the fourth quarter 2012, and up $78.4 million or 22.1 percent from the same quarter last year;
•	First quarter average loans increased $6.0 million or 1.9 percent annualized and were up $33.9 million year over year or a growth rate of 2.8 percent; and
•	Average total deposits increased $29.2 million or 1.7 percent linked quarter

Over the last several years, our focused tactical initiatives have produced strong organic core customer deposit account growth and increased core customer funding. Core customer funding totaled $1,616 million at March 31, 2013, up $157 million from last year’s first quarter and up 27.4 percent since the first quarter 2011. In addition deposit mix continued to improve with noninterest bearing deposits increasing to almost 26 percent of total deposits at quarter end 2013.

(Dollars in thousands)	First Quarter 2013	First Quarter 2012	First Quarter 2011	2013 vs 2012 Change	2012 vs 2011 Change
Customer Relationship Funding
Demand deposits (noninterest bearing)	$453,144	$394,532	$324,879	14.9%	21.4%
NOW	482,913	436,712	396,369	10.6	10.2
Money market accounts	341,216	330,409	310,942	3.3	6.3
Savings deposits	177,213	148,068	120,819	19.7	22.6
Time certificates of deposit	307,678	427,738	533,201	(28.1)	(19.8)
Total deposits	1,762,164	1,737,459	1,686,210	1.4	3.0
Sweep repurchase agreements	161,678	146,316	115,185	10.5	27.0
Total core customer funding (1)	1,616,164	1,459,037	1,268,194	10.8	15.0
Demand deposit mix (noninterest bearing)	25.7%	22.7%	19.3%

(1) Total deposits and sweep repurchase agreements, excluding certificates of deposits.

Additional growth highlights for first quarter 2013:

•	Interchange fees and service charges on deposit accounts grew by 18.0% and 6.2%, respectively, compared to last year’s first quarter;
•	Fees from wealth management services increased to $1.1 million for the first quarter, up $294,000 or 36.4 percent compared to a year ago; and
•	Improved deposit mix continued to lower deposit costs, which declined to 17 basis points for the quarter, down 29 basis points year over year

The following details noninterest income for the first quarter ended March 31, 2013 compared to the last four quarters:

Credit Quality Improves

(Dollars in thousands)	First Quarter 2013	Fourth Quarter 2012	Third Quarter 2012	Second Quarter 2012	First Quarter 2012
Noninterest Income:
Service charges on deposit accounts	$1,551	$1,677	$1,620	$1,487	$1,461
Trust income	676	592	550	564	573
Mortgage banking fees	1,114	1,030	1,155	902	623
Brokerage commissions and fees	425	292	247	298	234
Marine finance fees	272	258	279	244	330
Interchange income	1,264	1,157	1,119	1,154	1,071
Other deposit based EFT fees	98	83	70	84	99
Other	531	520	639	486	546
Loss on sale of commercial loan held for sale	0	(1,238)	0	0	0
Total	5,931	4,371	5,679	5,219	4,937

Securities gains, net	25	582	48	3,615	3,374
	$5,956	$4,953	$5,727	$8,834	$8,311

•	Net charge-offs declined to $1.5 million in the first quarter 2013 compared to $3.4 million a year ago or a decrease of 55.6 percent;
•	Nonperforming loans totaled 2.88 percent of loans, compared with 3.34 percent last quarter and 3.43 percent one year ago;
•	Nonperforming assets to total assets of 2.09 percent is lower compared to 2.64 percent a year ago;
•	The allowance coverage ratio for nonperforming loans increased to 61.2 percent at quarter-end; and
•	Net charge-offs as a ratio of average loans declined to 0.49 percent compared to 0.69 percent for the last quarter and 1.13 percent for the first quarter 2012.

(Dollars in thousands)	First Quarter 2013	Fourth Quarter 2012	Third Quarter 2012	Second Quarter 2012	First Quarter 2012

Net charge-offs	$1,517	$2,151	$2,416	$6,275	$3,415
Net charge-offs to average loans	0.49%	0.69%	0.79%	2.05%	1.13%

Loan loss provision	$953	$1,136	$900	$6,455	$2,305
Allowance to loans at end of period	1.76%	1.80%	1.92%	2.02%	2.01%

Restructured loans (accruing)	$41,170	$41,946	$44,179	$54,842	$57,665

Nonperforming loans	$35,208	$40,955	$44,450	$48,482	$41,716
Other real estate owned	10,850	11,887	8,888	7,219	15,530
Nonperforming assets	$46,058	$52,842	$53,338	$55,701	$57,246

Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	2.88%	3.34%	3.70%	3.97%	3.43%

Nonperforming assets to total assets	2.09	2.43	2.56	2.64	2.64

Noninterest Expenses Meaningfully Reduced

Previously announced plans to reduce both core operating expenses and total expenses were fully implemented at year end which meaningfully reduced our expense structure in the first quarter of 2013. Total noninterest expenses fell by $2.8 million or 12.7 percent for the quarter compared with the prior year. Contributing to the decline were substantial improvements in expenses related to OREO and other asset dispositions as overall asset quality continued to improve as well as reduced core operating expenses.

Core Operating Expenses for the quarter were reduced by $920 thousand or 4.8 percent compared with the prior year and were down $868 thousand or 4.6 percent compared with the fourth quarter of 2012. Core operating expenses for the quarter included $538 thousand in salaries and employee benefits expense associated with investments in new lending personnel related to our growth initiatives.

Noninterest expenses for the first quarter 2013 are presented below compared to the prior four quarters:

(Dollars in thousands)	First Quarter 2013	Fourth Quarter 2012	Third Quarter 2012	Second Quarter 2012	First Quarter 2012
Noninterest Expense:

Salaries and wages	$7,437	$7,258	$7,442	$7,297	$7,055
Employee benefits	2,223	1,860	1,924	1,916	2,010
Outsourced data processing costs	1,498	1,904	1,923	1,834	1,721
Telephone / data lines	285	293	299	297	289
Occupancy expense	1,755	1,896	1,876	1,818	1,882
Furniture and equipment expense	561	585	556	607	495
Marketing expense	449	707	785	677	926
Legal and professional fees	796	1,114	1,122	1,637	1,541
FDIC assessments	717	697	695	707	706
Amortization of intangibles	195	195	196	196	201
Other	2,153	2,428	2,018	2,314	2,163
Total Core Operating Expense	18,069	18,937	18,836	19,300	18,989

Severance and organizational changes	33	84	839	138	0
Legal and professional –
preferred stock registration	0	0	0	0	235
Branch consolidation	0	407	232	125	0
Recovery of prior legal fees	0	0	(500)	0	0
Net loss on OREO and repossessed assets	567	157	561	790	1,959
Asset dispositions expense	290	200	364	368	527
Total	$18,959	$19,785	$20,332	$20,721	$21,710

Over the past year, we also redeployed overhead into additional loan production personnel while simultaneously reducing overall operating expenses. We believe these investments are particularly important in the current low rate environment. Investments in additional lending and credit support personnel have been significant over the past year and are a critical component of our commercial and business banking growth plan. Annual salaries and benefits added to our lending and credit support teams during each of the past two years and for the quarter are presented in the table below:

Annual Salaries and Benefits Added to Lending and Credit Support Teams

	First Quarter	Year-end
(Dollars in thousands)	2013	2012	2011	Total
Loan production and support personnel:

Commercial	$231	$2,065	$527
Residential	33	396	248
	$264	$2,461	$775	$3,500

As shown in the table below, total loan originations and pipeline balances have been growing over the prior four quarters and now total over $100 million for the first quarter 2013 as a result of the investments in revenue producing personnel in 2011 and 2012. Also included in the table below, are the salaries and benefits associated with new commercial loan officers and credit support personnel with tenures of six months or less for each quarter of 2012 and the first quarter of 2013. These costs are included in core operating expenses, are significant and are considered investments that impact our efficiency in the short run.

(Dollars in thousands)	First Quarter 2013	Fourth Quarter 2012	Third Quarter 2012	Second Quarter 2012	First Quarter 2012

Commercial pipeline	$63,842	$26,809	$45,769	$29,858	$35,705
Commercial loans closed	36,973	49,190	24,628	21,710	13,354
Total loan originations and pipeline	$100,815	$75,999	$70,397	$51,568	$49,059
Salaries and benefits, lenders and support personnel < six months	$538	$345	$332	$228	$204
Total revenues, excluding securities gains and loss on sale of commercial loan	$21,931	$21,817	$21,631	$21,226	$21,579

Our revenue growth is being positively impacted with increased loan production by our investment in new loan production personnel and core operating leverage is expected to improve in the future as productivity improves.

The Company will host a conference call on Friday, April 26, 2013 at 9:00 a.m. (Eastern Time) to discuss its earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2458 (access code: 6117222; leader: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”. A replay of the conference call will be available beginning the afternoon of April 26 by dialing (888) 843-7419 (domestic), using the passcode 6117222.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the Company’s website at www.seacoastbanking.net.  The link to the live audio webcast is located in the subsection “Presentations” under the heading “Investor Services”.  Beginning the afternoon of April 26, 2013, an archived version of the webcast can be accessed from this same subsection of the website.  This webcast will be archived and available for one year.

Seacoast, with over $2.2 billion in assets, is one of the largest independent commercial banking organizations in Florida.  Seacoast has 34 offices in South and Central Florida and is headquartered on Florida’s Treasure Coast, which is one of the wealthiest areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2012 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended
(Dollars in thousands,	March 31,
except share data)	2013	2012
Summary of Earnings
Net income	$2,044	$938
Net income available to common shareholders	1,107	1

Net interest income (1)	16,055	16,689

Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.38%	0.18%
Return on average tangible assets (2), (3), (4)	0.41	0.20

Return on average shareholders' equity-GAAP basis (2), (3)	5.09	2.26

Net interest margin (1), (2)	3.15	3.33

Per Share Data
Net income diluted-GAAP basis	$0.01	$0.00
Net income basic-GAAP basis	0.01	0.00

Cash dividends declared	0.00	0.00

	March 31,		Increase/
	2013	2012	(Decrease)
Credit Analysis
Net charge-offs year-to-date	$1,517	$3,415	(55.6)%
Net charge-offs to average loans	0.49%	1.13%	(56.6)
Loan loss provision year-to-date	$953	$2,305	(58.7)
Allowance to loans at end of period	1.76%	2.01%	(12.4)

Nonperforming loans	$35,208	$41,716	(15.6)
Other real estate owned	10,850	15,530	(30.1)
Total nonperforming assets	$46,058	$57,246	(19.5)

Restructured loans (accruing)	$41,170	$57,665	(28.6)

Nonperforming assets to loans and other real estate owned at end of period	3.73%	4.65%	(19.8)

Nonperforming assets to total assets	2.09%	2.64%	(20.8)

Selected Financial Data
Total assets	$2,202,049	$2,169,073	1.5
Securities available for sale (at fair value)	649,196	574,615	13.0
Securities held for investment (at amortized cost)	0	18,801	(100.0)
Net loans	1,202,270	1,191,937	0.9
Deposits	1,762,164	1,737,459	1.4
Total shareholders' equity	166,705	170,922	(2.5)
Common shareholders' equity	117,647	123,113	(4.4)
Book value per share common	1.24	1.30	(4.6)
Tangible book value per share	1.74	1.78	(2.2)
Tangible common book value per share (5)	1.23	1.28	(3.9)
Average shareholders' equity to average assets	7.50%	7.85%	(4.5)
Tangible common equity to tangible assets (5), (6)	5.29	5.58	(5.2)

Average Balances (Year-to-Date)
Total assets	$2,169,329	$2,126,186	2.0
Less: intangible assets	1,395	2,184	(36.1)
Total average tangible assets	$2,167,934	$2,124,002	2.1

Total equity	$162,795	$166,874	(2.4)
Less: intangible assets	1,395	2,184	(36.1)
Total average tangible equity	$161,400	$164,690	(2.0)

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.
(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2013	2012

Interest on securities:
Taxable	$3,184	$4,335
Nontaxable	18	24
Interest and fees on loans	14,027	14,774
Interest on federal funds sold and other investments	228	217
Total Interest Income	17,457	19,350

Interest on deposits	208	449
Interest on time certificates	532	1,500
Interest on borrowed money	717	759
Total Interest Expense	1,457	2,708

Net Interest Income	16,000	16,642
Provision for loan losses	953	2,305
Net Interest Income After Provision for Loan Losses	15,047	14,337

Noninterest income:
Service charges on deposit accounts	1,551	1,461
Trust income	676	573
Mortgage banking fees	1,114	623
Brokerage commissions and fees	425	234
Marine finance fees	272	330
Interchange income	1,264	1,071
Other deposit based EFT fees	98	99
Other	531	546
	5,931	4,937
Securities gains, net	25	3,374
Total Noninterest Income	5,956	8,311

Noninterest expenses:
Salaries and wages	7,470	7,055
Employee benefits	2,223	2,010
Outsourced data processing costs	1,498	1,721
Telephone / data lines	285	289
Occupancy	1,755	1,882
Furniture and equipment	561	495
Marketing	449	926
Legal and professional fees	796	1,776
FDIC assessments	717	706
Amortization of intangibles	195	201
Asset dispositions expense	290	527
Net loss on other real estate owned and repossessed assets	567	1,959
Other	2,153	2,163
Total Noninterest Expenses	18,959	21,710

Income Before Income Taxes	2,044	938
Provision for income taxes	0	0

Net Income	2,044	938
Preferred stock dividends and accretion on preferred stock discount	937	937
Net Income Available to Common Shareholders	$1,107	$1

Per share of common stock:

Net income diluted	$0.01	$0.00
Net income basic	0.01	0.00
Cash dividends declared	0.00	0.00

Average diluted shares outstanding	94,626,076	94,394,906
Average basic shares outstanding	93,947,141	93,618,129

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share data)	2013	2012	2012

Assets
Cash and due from banks	$34,982	$45,620	$37,652
Interest bearing deposits with other banks	192,069	129,367	234,382
Total Cash and Cash Equivalents	227,051	174,987	272,034

Securities:
Available for sale (at fair value)	649,196	643,050	574,615
Held for investment (at amortized cost)	0	13,818	18,801
Total Securities	649,196	656,868	593,416

Loans available for sale	24,206	36,021	8,214

Loans, net of deferred costs	1,223,810	1,226,081	1,216,392
Less: Allowance for loan losses	(21,540)	(22,104)	(24,455)
Net Loans	1,202,270	1,203,977	1,191,937

Bank premises and equipment, net	34,620	34,465	34,151
Other real estate owned	10,850	11,887	15,530
Other intangible assets	1,305	1,501	2,088
Other assets	52,551	54,223	51,703
	$2,202,049	$2,173,929	$2,169,073

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$453,144	$422,833	$394,532
NOW	482,913	509,371	436,712
Savings deposits	177,213	164,956	148,068
Money market accounts	341,216	343,915	330,409
Other time certificates	175,934	182,495	231,060
Brokered time certificates	10,169	8,203	7,113
Time certificates of $100,000 or more	121,575	127,188	189,565
Total Deposits	1,762,164	1,758,961	1,737,459

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	161,678	136,803	149,316
Borrowed funds	50,000	50,000	50,000
Subordinated debt	53,610	53,610	53,610
Other liabilities	7,892	9,009	7,766
	2,035,344	2,008,383	1,998,151

Shareholders' Equity
Preferred stock - Series A	49,058	48,746	47,809
Common stock	9,485	9,484	9,474
Additional paid in capital	222,940	222,851	222,295
Accumulated deficit	(117,504)	(118,611)	(114,151)
Treasury stock	(25)	(62)	(22)
	163,954	162,408	165,405
Accumulated other comprehensive gain, net	2,751	3,138	5,517
Total Shareholders' Equity	166,705	165,546	170,922
	$2,202,049	$2,173,929	$2,169,073

Common Shares Outstanding	94,850,027	94,837,170	94,717,432

Note: The balance sheet at December 31, 2012 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2013	2012			Last 12
(Dollars in thousands, except per share data)	First	Fourth	Third	Second	Months
Net income (loss)	$2,044	$240	$447	$(2,335)	$396

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.38%	0.05%	0.08%	(0.44)%	0.02%
Return on average tangible assets (2),(3),(4)	0.41	0.07	0.11	(0.42)	0.04

Return on average shareholders' equity-GAAP basis (2),(3)	5.09	0.58	1.09	(5.56)	0.24

Net interest margin (1),(2)	3.15	3.22	3.17	3.17	3.17
Average equity to average assets	7.50	7.73	7.77	7.90	7.73

Credit Analysis
Net charge-offs	$1,517	$2,151	$2,416	$6,275	$12,359
Net charge-offs to average loans	0.49%	0.69%	0.79%	2.05%	1.00%
Loan loss provision	$953	$1,136	$900	$6,455	$9,444
Allowance to loans at end of period	1.76%	1.80%	1.92%	2.02%

Restructured loans (accruing)	$41,170	41,946	44,179	54,842

Nonperforming loans	$35,208	40,955	44,450	48,482
Other real estate owned	10,850	11,887	8,888	7,219
Nonperforming assets	$46,058	$52,842	$53,338	$55,701
Nonperforming assets to loans and other real estate owned at end of period	3.73%	4.27%	4.40%	4.53%
Nonperforming assets to total assets	2.09	2.43	2.56	2.64
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	2.88	3.34	3.70	3.97

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$0.01	$(0.01)	$(0.01)	$(0.03)	$(0.04)
Net income (loss) basic-GAAP basis	0.01	(0.01)	(0.01)	(0.03)	$(0.04)

Cash dividends declared	0.00	0.00	0.00	0.00	0.00
Book value per share common	1.24	1.23	1.25	1.24

Average Balances
Total assets	$2,169,329	$2,111,986	$2,096,694	$2,133,713
Less: Intangible assets	1,395	1,596	1,793	1,988
Total average tangible assets	$2,167,934	$2,110,390	$2,094,901	$2,131,725

Total equity	$162,795	$163,341	$162,902	$168,457
Less: Intangible assets	1,395	1,596	1,793	1,988
Total average tangible equity	$161,400	$161,745	$161,109	$166,469

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.

	March 31,	December 31,	March 31,
SECURITIES	2013	2012	2012

U.S. Treasury and U.S. Government Agencies	$1,202	$1,707	$1,718
Mortgage-backed	638,571	640,445	571,738
Obligations of states and political subdivisions	7,885	898	1,159
Other securities	1,538	0	0
Securities Available for Sale	649,196	643,050	574,615

Mortgage-backed	0	5,965	10,640
Obligations of states and political subdivisions	0	6,353	6,661
Other securities	0	1,500	1,500
Securities Held for Investment (1)	0	13,818	18,801
Total Securities	$649,196	$656,868	$593,416

(1)	Securities Held for Investment were transferred to Securities Available for Sale for more options to manage interest rate risk prospectively.

	March 31,	December 31,	March 31,
LOANS	2013	2012	2012
Construction and land development	$62,851	$60,736	$54,018
Real estate mortgage	1,052,766	1,056,159	1,056,823
Installment loans to individuals	43,248	46,930	50,789
Commercial and financial	64,752	61,903	54,561
Other loans	193	353	201
Total Loans	$1,223,810	$1,226,081	$1,216,392

AVERAGE BALANCES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2013		2012
	First Quarter		Fourth Quarter		First Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$646,184	1.97%	$604,412	2.07%	$620,666	2.79%
Nontaxable	1,666	6.37	1,670	4.31	2,223	6.48
Total Securities	647,850	1.98	606,082	2.08	622,889	2.81

Federal funds sold and other investments	172,505	0.54	162,599	0.55	179,337	0.49

Loans, net	1,247,666	4.57	1,241,711	4.64	1,213,796	4.91

Total Earning Assets	2,068,021	3.43	2,010,392	3.53	2,016,022	3.87

Allowance for loan losses	(22,018)		(23,820)		(25,104)
Cash and due from banks	34,706		39,321		36,513
Premises and equipment	34,516		34,566		34,237
Other assets	54,104		51,527		64,518

	$2,169,329		$2,111,986		$2,126,186

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW (2)	$474,915	0.10%	$449,476	0.11%	$432,515	0.17%
Savings deposits	170,502	0.06	161,156	0.09	140,941	0.11
Money market accounts (2)	341,833	0.08	346,089	0.13	327,071	0.28
Time deposits	311,945	0.69	330,556	0.72	443,538	1.36
Federal funds purchased and other short term borrowings	160,600	0.21	131,628	0.23	147,413	0.23
Other borrowings	103,610	2.48	103,610	2.50	103,610	2.61

Total Interest-Bearing Liabilities	1,563,405	0.38	1,522,515	0.42	1,595,088	0.68

Demand deposits (noninterest-bearing)	433,757		416,482		355,362
Other liabilities	9,372		9,648		8,862
Total Liabilities	2,006,534		1,948,645		1,959,313

Shareholders' equity	162,795		163,341		166,874

	$2,169,329		$2,111,986		$2,126,186

Interest expense as a % of earning assets		0.29%		0.32%		0.54%
Net interest income as a % of earning assets		3.15		3.22		3.33

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

(2)	Certain reclassifications have been made to prior years' presentations to conform to the current year presentation.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2013	2012
(Dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)	$453,144	$422,833	$409,145	$393,681	$394,532
NOW accounts	482,913	509,371	420,477	420,449	436,712
Money market accounts	341,216	343,915	348,275	346,191	330,409
Savings accounts	177,213	164,956	158,208	156,019	148,068
Time certificates of deposit	307,678	317,886	343,361	373,244	427,738
Total Deposits	1,762,164	1,758,961	1,679,466	1,689,584	1,737,459

Sweep repurchase agreements	161,678	136,803	122,393	139,489	149,316
Total core customer funding (1)	1,616,164	1,577,878	1,458,498	1,455,829	1,459,037

(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2012				2013
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Construction and land development
Residential
Condominiums	$-	$-	$-	$-	$-
Townhomes	-	-	-	-	-
Single family residences	-	-	-	-	-
Single family land and lots	6.0	5.9	5.8	5.6	4.9
Multifamily	4.9	4.7	4.6	4.3	3.9
	10.9	10.6	10.4	9.9	8.8
Commercial
Office buildings	0.3	-	-	-	1.1
Retail trade	-	-	-	-	-
Land	9.2	10.7	9.8	9.6	11.0
Industrial	-	-	-	-	-
Healthcare	-	-	-	1.8	3.3
Churches and educational facilities	0.3	0.3	0.7	0.5	1.2
Lodging	-	-	-	-	-
Convenience stores	1.4	1.4	-	-	-
Marina	-	-	-	-	-
Other	-	-	-	-	-
	11.2	12.4	10.5	11.9	16.6
Individuals
Lot loans	18.4	17.6	16.4	16.7	16.6
Construction	13.5	16.6	18.9	22.2	20.8
	31.9	34.2	35.3	38.9	37.4
Total construction and land development	54.0	57.2	56.2	60.7	62.8

Real estate mortgages
Residential real estate
Adjustable	341.6	359.4	353.7	361.0	365.8
Fixed rate	96.2	95.4	99.7	99.0	98.2
Home equity mortgages	59.5	58.3	58.4	58.0	61.3
Home equity lines	53.0	50.8	50.6	51.4	49.3
	550.3	563.9	562.4	569.4	574.6
Commercial real estate
Office buildings	118.0	113.4	102.4	104.7	104.2
Retail trade	139.3	128.5	121.1	126.7	122.2
Industrial	70.0	72.0	71.3	72.6	73.4
Healthcare	40.2	42.0	35.8	40.7	39.4
Churches and educational facilities	27.0	26.7	26.2	28.6	26.9
Recreation	3.1	3.1	2.7	2.7	2.6
Multifamily	8.8	8.3	7.8	9.0	8.5
Mobile home parks	2.1	2.1	2.1	2.0	2.0
Lodging	19.4	19.3	19.1	18.7	18.0
Restaurant	4.6	4.7	4.4	3.5	8.7
Agricultural	7.6	7.4	7.3	6.1	5.9
Convenience stores	15.5	15.4	16.6	20.5	20.2
Marina	21.6	21.5	21.4	21.2	21.1
Other	29.3	29.3	35.6	29.8	25.1
	506.5	493.7	473.8	486.8	478.2
Total real estate mortgages	1,056.8	1,057.6	1,036.2	1,056.2	1,052.8

Commercial & financial	54.6	56.2	58.2	61.9	64.8

Installment loans to individuals
Automobile and trucks	8.2	8.1	8.0	7.8	7.8
Marine loans	21.1	20.8	23.0	18.4	15.4
Other	21.5	21.3	20.6	20.7	20.0
	50.8	50.2	51.6	46.9	43.2

Other	0.2	0.2	0.3	0.4	0.2
	1,216.4	1,221.4	1,202.5	1,226.1	1,223.8

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2012				2013
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Construction and land development
Residential
Condominiums	$-	$-	$-	$-	$-
Townhomes	-	-	-	-	-
Single family residences	-	-	-	-	-
Single family land and lots	(0.2)	(0.1)	(0.1)	(0.2)	(0.7)
Multifamily	(0.2)	(0.2)	(0.1)	(0.3)	(0.4)
	(0.4)	(0.3)	(0.2)	(0.5)	(1.1)
Commercial
Office buildings	0.1	(0.3)	-	-	1.1
Retail trade	-	-	-	-	-
Land	(0.1)	1.5	(0.9)	(0.2)	1.4
Industrial	-	-	-	-	-
Healthcare	-	-	-	1.8	1.5
Churches and educational facilities	0.2	-	0.4	(0.2)	0.7
Lodging	-	-	-	-	-
Convenience stores	(0.3)	-	(1.4)	-	-
Marina	-	-	-	-	-
Other	-	-	-	-	-
	(0.1)	1.2	(1.9)	1.4	4.7
Individuals
Lot loans	0.5	(0.8)	(1.2)	0.3	(0.1)
Construction	4.8	3.1	2.3	3.3	(1.4)
	5.3	2.3	1.1	3.6	(1.5)
Total construction and land development	4.8	3.2	(1.0)	4.5	2.1

Real estate mortgages
Residential real estate
Adjustable	7.5	17.8	(5.7)	7.3	4.8
Fixed rate	(0.8)	(0.8)	4.3	(0.7)	(0.8)
Home equity mortgages	(0.7)	(1.2)	0.1	(0.4)	3.3
Home equity lines	(1.9)	(2.2)	(0.2)	0.8	(2.1)
	4.1	13.6	(1.5)	7.0	5.2
Commercial real estate
Office buildings	(1.6)	(4.6)	(11.0)	2.3	(0.5)
Retail trade	(1.3)	(10.8)	(7.4)	5.6	(4.5)
Industrial	(0.7)	2.0	(0.7)	1.3	0.8
Healthcare	1.4	1.8	(6.2)	4.9	(1.3)
Churches and educational facilities	(0.4)	(0.3)	(0.5)	2.4	(1.7)
Recreation	(0.1)	-	(0.4)	-	(0.1)
Multifamily	(0.6)	(0.5)	(0.5)	1.2	(0.5)
Mobile home parks	(0.1)	-	-	(0.1)	-
Lodging	(0.2)	(0.1)	(0.2)	(0.4)	(0.7)
Restaurant	(0.1)	0.1	(0.3)	(0.9)	5.2
Agricultural	(1.2)	(0.2)	(0.1)	(1.2)	(0.2)
Convenience stores	0.4	(0.1)	1.2	3.9	(0.3)
Marina	0.3	(0.1)	(0.1)	(0.2)	(0.1)
Other	2.3	-	6.3	(5.8)	(4.7)
	(1.9)	(12.8)	(19.9)	13.0	(8.6)
Total real estate mortgages	2.2	0.8	(21.4)	20.0	(3.4)

Commercial & financial	1.5	1.6	2.0	3.7	2.9

Installment loans to individuals
Automobile and trucks	(0.5)	(0.1)	(0.1)	(0.2)	-
Marine loans	1.2	(0.3)	2.2	(4.6)	(3.0)
Other	(0.5)	(0.2)	(0.7)	0.1	(0.7)
	0.2	(0.6)	1.4	(4.7)	(3.7)

Other	(0.4)	-	0.1	0.1	(0.2)
	$8.3	$5.0	$(18.9)	$23.6	$(2.3)